Exhibit 5.4


                       [LETTERHEAD OF HARRISON LAW, P.A.]


January 14, 2008


Board of Directors
Sequoia-Legato, Incorporated
1761 Vesper Lane, Suite 10
Carlsbad, CA 92011

Re: Registration Statement on Form SB-2 of Sequoia-Legato, Incorporated

Dear Directors:

You have requested our opinion, in connection with a Registration Statement on Form SB-2 (the "Registration Statement") to be filed by Sequoia-Legato, Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), as to the legality of the 1,720,000 shares of common stock (the "Shares"), par value $0.001 per share, of the Company which are being registered in a resale offering in the Registration Statement.


We have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

1.    Articles of Incorporation and By-Laws,
2. The Company's resolutions of the Board of Directors authorizing the issuance of shares,
3.    The laws of the State of Nevada and the United States of America, and
4. Such other documents and matters as we have deemed necessary to render the following opinion.

In rendering our opinion, we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters and (ii) assurances from public officials and from members and other representatives of the Company as we have deemed necessary for purposes of expressing the opinions herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents and have relied upon such information and representations in expressing our opinion.
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Sequoia-Legato, Incorporated
January 14, 2008
Page 2 of 2
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We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law.

The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. This opinion letter is limited to the matters expressly stated herein and no opinions are to be implied or inferred beyond said matters.

Based upon the foregoing, it is our opinion that each outstanding share of Common Stock registered in this resale offering when distributed and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid, and non-assessable.

This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the discussion in the Registration Statement of this opinion, the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name therein.

Sincerely,

HARRISON LAW, P.A.

/s/ Diane J. Harrison
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Diane J. Harrison